Exhibit 99.1

Horizon Pharma plc Announces Second-Quarter and Year-to-Date 2017 Results and

Increases Full-Year 2017 Net Sales and Adjusted EBITDA Guidance

— Second-Quarter 2017 Net Sales of $289.5 Million; Up 12 Percent, Above Expectations —

— Second-Quarter 2017 Net Loss of $209.5 Million; Adjusted EBITDA of $127.0 Million,

Above Expectations —

— Second-Quarter 2017 GAAP Operating Cash Flow of $47.9 Million;

Non-GAAP Operating Cash Flow of $86.4 Million —

— Second-Quarter 2017 Net Sales of Rare Disease Medicines Increased 70 Percent —

— Completed Acquisition of River Vision Development Corp.,

Adding Late-Stage Development Biologic Teprotumumab —

— Completed Sale of EMEA Marketing Rights for PROCYSBI® and QUINSAIRTM —

— Increasing Full-Year 2017 Net Sales Guidance Range to $1.010 Billion to $1.045 Billion;

Increasing Full-Year 2017 Adjusted EBITDA Guidance Range to $340 Million to $375 Million —

DUBLIN, IRELAND – Aug. 7, 2017 – Horizon Pharma plc (NASDAQ: HZNP), a biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated and accessible medicines that address unmet medical needs, announced its second-quarter and year-to-date 2017 financial results today and increased its full-year 2017 net sales and adjusted EBITDA guidance.

“Our rare disease medicines generated another quarter of strong performance, increasing 70 percent versus a year ago,” said Timothy P. Walbert, chairman, president and chief executive officer, Horizon Pharma plc. “As a result of strong second-quarter performance across our business units, we are raising our full-year sales and adjusted EBITDA guidance.”

Mr. Walbert added, “We also made multiple advancements during the quarter, positioning Horizon Pharma as a sustainable biopharmaceutical company focused on rare disease medicines, including the addition of teprotumumab, a biologic in late-stage development for thyroid eye disease, a rare eye disease, which represents an important step in building our development pipeline to drive long-term growth.”

Financial Highlights

(in millions except for per share amounts and percentages)	Q2 17	Q2 16	% Change	YTD 17	YTD 16	% Change
Net sales	$289.5	$257.4	12	$510.4	$462.1	10
Net (loss) income	(209.5)	15.0	NM	(300.1)	(30.4)	886
Non-GAAP net income	68.3	91.3	(25)	103.3	132.6	(22)
Adjusted EBITDA	127.0	121.1	5	178.9	193.1	(7)
Net (loss) earnings per share - diluted	(1.29)	0.09	NM	(1.85)	(0.19)	874
Non-GAAP earnings per share - diluted	0.41	0.56	(27)	0.63	0.81	(22)

Company Highlights

•	Second-quarter net sales were $289.5 million, an increase of 12 percent compared to the second quarter of 2016, driven by continued strong growth from the Company’s orphan and rheumatology business units.

•	Second-quarter net sales of Horizon Pharma’s medicines for rare diseases, which include RAVICTI®, PROCYSBI®, KRYSTEXXA®, ACTIMMUNE®, BUPHENYL® and QUINSAIR™, increased 70 percent compared to the second quarter of 2016. Net sales of the Company’s rare disease medicines represented 55 percent of total net sales compared to 36 percent in the second quarter of 2016.

•	The Company completed the acquisition of River Vision and its biologic, teprotumumab, on May 8, 2017. Teprotumumab is in late-stage development to treat thyroid eye disease (TED), a rare, debilitating and painful condition with no FDA-approved therapy. With a significant unmet treatment need for TED, the Company anticipates a potential peak annual net sales opportunity for teprotumumab, if approved, of more than $250 million in the United States. The acquisition marks an important first step toward assembling a portfolio of development-stage, rare disease medicines.

•	The Company completed the sale of the marketing rights for PROCYSBI and QUINSAIR in the Europe, the Middle East and Africa (EMEA) regions to Chiesi Farmaceutici S.p.A. on June 23, 2017.

•	Health Canada approved PROCYSBI for use in Canada on June 19, 2017. PROCYSBI is the only cystine-depleting agent approved in Canada for the treatment of nephropathic cystinosis and is expected to launch by the end of the year.

•	Four new KRYSTEXXA data analyses were presented at the 2017 Annual European Congress of Rheumatology (EULAR) in evaluating the use of KRYSTEXXA in patients with refractory chronic gout. A new study underscoring the burden of gout on patients and the healthcare system was also presented at EULAR. The study findings showed that U.S. gout-related hospitalizations have increased 410 percent since 1993, and that hospitalizations in patients with gout resulted in costs in 2014 of more than $42.6 billion. These presentations support the Company’s continued efforts to address the lack of awareness and understanding regarding refractory chronic gout and the benefits of KRYSTEXXA.

•	The Company received approval from the U.S. Food and Drug Administration (FDA) for a supplemental New Drug Application (sNDA) for RAVICTI on April 28, 2017. The sNDA expands the age range for chronic management of urea cycle disorders (UCDs) in patients to two months of age and older, from the previous age range of two years of age and older.

•	Two intellectual property-related developments of note occurred during the second quarter. In May, the U.S. District Court for the District of New Jersey upheld the validity of a patent covering PENNSAID® 2% that expires in 2027. In June, the U.S. District Court for the District of New Jersey upheld the validity of two Horizon Pharma patents covering VIMOVO® that expire in 2022 and 2023. Both medicines have numerous Orange Book-listed patents that extend out to 2030 and beyond.

Second-Quarter and Year-to-Date 2017 Business Unit Net Sales Results

(in millions except for percentages)	Q2 17	Q2 16	% Change	YTD 17	YTD 16	% Change
Orphan	$120.4	$73.5	64	$232.9	$139.8	67
RAVICTI®	47.2	39.4	20	91.1	76.4	19
PROCYSBI®(1)(2)	36.7	—	NM	71.0	—	NM
ACTIMMUNE®	28.8	30.0	(4)	55.0	55.6	(1)
BUPHENYL®	6.3	4.1	54	12.6	7.8	61
QUINSAIRTM(1)(2)	1.4	—	NM	3.2	—	NM
Rheumatology	51.7	33.2	56	94.5	60.6	56
KRYSTEXXA®	38.3	19.9	93	69.9	36.0	94
RAYOS®	11.6	12.1	(4)	21.9	22.7	(3)
LODOTRA®	1.8	1.2	51	2.7	1.9	41
Primary Care	117.4	150.7	(22)	183.0	261.7	(30)
PENNSAID® 2%	51.2	72.7	(30)	92.8	127.6	(27)
DUEXIS®	43.6	45.5	(4)	61.3	75.2	(18)
VIMOVO®	21.1	31.4	(33)	26.0	56.9	(54)
MIGERGOT®	1.5	1.1	26	2.9	2.0	40

Total net sales	$289.5	$257.4	12	$510.4	$462.1	10

(1)	PROCYSBI and QUINSAIR were acquired on Oct. 25, 2016. Q2 16 pre-acquisition net sales of PROCYSBI and QUINSAIR were $31.4 million and $0.7 million respectively.
(2)	On June 23, 2017, Horizon Pharma completed the divestiture of a European subsidiary that owns the marketing rights to PROCSYBI and QUINSAIR in Europe, the Middle East and Africa to Chiesi Farmaceutici S.p.A. Horizon Pharma retains marketing rights for the two medicines in the U.S., Canada, Latin America and Asia.

•	Orphan Business Unit: Second-quarter net sales for the orphan business unit increased 64 percent compared to the second quarter of 2016. Driving the results were strong net sales performance of RAVICTI and PROCYSBI.

RAVICTI net sales in the second quarter of 2017 were $47.2 million, an increase of 20 percent compared to the second quarter of 2016, driven by continued conversion from older-generation nitrogen-scavenger therapies, as well as the addition of treatment-naïve patients, in part resulting from the FDA approval of the sNDA for RAVICTI on April 28, 2017. The Company continues to expect RAVICTI to be launched in Europe in the second half of 2017 in partnership with Swedish Orphan Biovitrum AB (SOBI).

PROCYSBI net sales in the second quarter of 2017 were $36.7 million, an increase of 17 percent compared to pre-acquisition net sales of $31.4 million in the second quarter of 2016, driven by demand from both patients converting from older-generation therapy as well as from treatment-naïve patients. The differentiated profile of PROCYSBI was highlighted in July at the Cystinosis Research Network 2017 Family Conference in a presentation that demonstrated that patients receiving PROCYSBI had a 26 percent reduction in a metabolite associated with halitosis (i.e., bad breath) compared to those receiving immediate-release cysteamine. This is an important consideration for people living with cystinosis.

ACTIMMUNE net sales in the second quarter of 2017 were $28.8 million, a decrease of 4 percent versus the second quarter of 2016 and an increase of 10 percent sequentially from the first quarter of 2017. This increase was in part due to the Company’s evolved strategy to establish the role of ACTIMMUNE in a broader range of chronic granulomatous disease patients.

The investigator-initiated Fox Chase Cancer Center Phase 1 dose-escalation trial, which is evaluating ACTIMMUNE as part of a combination therapy in solid tumors for certain cancers, continues to advance. In addition, a National Cancer Institute Phase 2 study evaluating a different cancer combination therapy using ACTIMMUNE remains on track to begin later in 2017. A third cancer combination study is also underway with the Moffitt Cancer Center and Research Institute evaluating ACTIMMUNE and other cancer therapies in certain advanced breast cancer patients.

The second-quarter acquisition of teprotumumab expands and diversifies the Company’s rare disease medicine pipeline. The recently completed Phase 2 clinical trial of teprotumumab demonstrated unprecedented clinical efficacy in the treatment of TED. The results of the multicenter, double-blind, randomized placebo-controlled trial, which lasted 24 weeks and involved 88 patients, were published in The New England Journal of Medicine in May. In the intention-to-treat population, 29 of 42 patients who received teprotumumab (69 percent), as compared with 9 of 45 patients who received placebo (20 percent), had a response at week 24 (p<0.001). The primary end point was the response in the study eye; this response was defined as a reduction of 2 points or more in the Clinical Activity Score (scores range from 0 to 7, with a score of ≥3 indicating active thyroid eye disease) and a reduction of 2 mm or more in proptosis at week 24. The Company remains on track to begin the confirmatory Phase 3 trial by year end.

•	Rheumatology Business Unit: Second-quarter net sales for the rheumatology business unit were $51.7 million, an increase of 56 percent compared to the second quarter of 2016, driven by KRYSTEXXA. KRYSTEXXA net sales in the second quarter of 2017 were $38.3 million, an increase of 93 percent compared to the second quarter of 2016, driven in part by continued strong year-over-year vial demand.

The Company announced during the second quarter that, based on the continued increase in uptake of KRYSTEXXA and the clear unmet need for thousands of refractory chronic gout sufferers, the Company is significantly increasing its commercial infrastructure and investment in the medicine. This is in support of the Company’s expectation for annual peak net sales for KRYSTEXXA of more than $400 million versus the previous estimate of more than $250 million. During the second quarter, the Company began its initiative to expand its rheumatology business unit’s commercial organization to nearly 200 employees from more than 100, with the objective of reaching more physicians and increasing awareness of refractory chronic gout among physicians and patients. The expansion is expected to be complete by the end of the year.

•	Primary Care Business Unit: Total second-quarter net sales for the primary care business unit were $117.4 million, a decrease of 22 percent compared to the second quarter of 2016, due to the implementation of the new contracting model with pharmacy benefit managers. Second-quarter 2017 net sales improved sequentially over first-quarter 2017 net sales as a result of higher average net realized price (ANRP) and improved prescription demand.

Second-Quarter 2017 Financial Results

Note: For additional detail and reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please refer to the tables at the end of this release.

•	Gross Profit: Under U.S. GAAP in the second quarter of 2017, the gross profit ratio was 55.0 percent compared to 68.5 percent in the second quarter of 2016. The non-GAAP gross profit ratio in the second quarter of 2017 was 90.6 percent compared to 92.0 percent in the second quarter of 2016.

•	Operating Expenses: On a GAAP basis in the second quarter of 2017, total operating expenses, which included $148.6 million related to the River Vision acquisition, were 119.2 percent of net sales. Non-GAAP total operating expenses in the second quarter of 2017 were 46.7 percent of net sales. Research and development (R&D) expenses were 56.3 percent of net sales; and selling, general and administrative (SG&A) expenses were 62.8 percent of net sales. Non-GAAP R&D expenses were 4.4 percent of net sales, and non-GAAP SG&A expenses were 42.3 percent of net sales.

•	Income Tax Rate: The income tax rate in the second quarter of 2017 on a GAAP basis was 0.8 percent and on a non-GAAP basis was 32.2 percent.

•	Net (Loss) Income: On a GAAP basis in the second quarter of 2017, net loss was $209.5 million. Non-GAAP net income was $68.3 million for the second quarter.

•	Adjusted EBITDA: Adjusted EBITDA in the second quarter of 2017 was $127.0 million.

•	Earnings (Loss) per Share: On a GAAP basis in the second quarter of 2017, diluted loss per share was $1.29, compared with diluted earnings per share of $0.09 in the second quarter of 2016. Non-GAAP diluted earnings per share in the second quarter of 2017 and 2016 were $0.41 and $0.56, respectively. Weighted average shares outstanding used for calculating GAAP diluted loss per share and non-GAAP diluted earnings per share in the second quarter of 2017 were 162.9 million and 165.0 million, respectively.

Cash Flow Statement and Balance Sheet Highlights

•	On a GAAP basis in the second quarter of 2017, operating cash flow was $47.9 million. Non-GAAP operating cash flow was $86.4 million in the second quarter of 2017.

•	The Company had cash and cash equivalents of $554.3 million as of June 30, 2017.

•	Total principal amount of debt outstanding as of June 30, 2017, was $2.023 billion, which was composed of $848 million in senior secured term loans due 2024; $475 million senior notes due 2023; $300 million senior notes due 2024; and $400 million exchangeable senior notes due 2022. As of June 30, 2017, net debt was $1.469 billion.

Full-Year 2017 Guidance

The Company increased its full-year 2017 net sales guidance range to $1.010 billion to $1.045 billion from $985 million to $1.020 billion and increased its full-year 2017 adjusted EBITDA guidance to $340 million to $375 million from $315 million to $350 million.

Conference Call

At 8 a.m. EST / 1 p.m. IST today, the Company will host a live conference call and webcast to review its financial and operating results and provide a general business update.

U.S. Dial-In Number: +1 888.338.8373

International Dial-In Number: +1 973.872.3000

Passcode: 45942068

The live webcast and a replay may be accessed at http://ir.horizon-pharma.com. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast.

A replay of the conference call will be available approximately two hours after the call and accessible through one of the following telephone numbers, using the passcode below:

Replay U.S. Dial-In Number: +1 855.859.2056

Replay International Dial-In Number: +1 404.537.3406

Passcode: 45942068

About Horizon Pharma plc

Horizon Pharma plc is a biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated and accessible medicines that address unmet medical needs. The Company markets 11 medicines through its orphan, rheumatology and primary care business units. For more information, please visit www.horizonpharma.com. Follow @HZNPplc on Twitter or view careers on our LinkedIn page.

Note Regarding Use of Non-GAAP Financial Measures

EBITDA, or earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA are used and provided by Horizon Pharma as non-GAAP financial measures. Horizon Pharma provides certain other financial measures such as non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross profit and gross profit ratio, non-GAAP operating expenses, non-GAAP tax rate and non-GAAP operating cash flow, each of which include adjustments to GAAP figures. These non-GAAP measures are intended to provide additional information on Horizon Pharma’s performance, operations, expenses, profitability and cash flows. Adjustments to Horizon Pharma’s GAAP figures as well as EBITDA exclude acquisition-related expenses, charges related to the discontinuation of ACTIMMUNE development for Friedreich’s ataxia, gain from divestiture, an upfront fee for a license of a patent, a litigation settlement, loss on debt extinguishment, loss on sale of long-term investments, costs of debt refinancing, drug manufacturing harmonization costs, as well as non-cash items such as share-based compensation, depreciation and amortization, royalty accretion, non-cash interest expense, intangible and other non-current asset impairment charges, and other non-cash adjustments. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. Horizon maintains an established non-GAAP cost policy that guides the determination of what costs will be excluded in non-GAAP measures. Horizon Pharma believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Horizon Pharma’s financial and operating performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the Company’s historical and expected 2017 financial results and trends and to facilitate comparisons between periods and with respect to projected information. In addition, these non-GAAP financial measures are among the indicators Horizon Pharma’s management uses for planning and forecasting purposes and measuring the Company’s performance. For example, adjusted EBITDA is used by Horizon Pharma as one measure of management performance under certain incentive compensation arrangements. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Horizon Pharma has not provided a reconciliation of its full-year 2017 adjusted EBITDA outlook to an expected net income (loss) outlook because certain items such as acquisition-related expenses and share-based compensation that are a component of net income (loss) cannot be reasonably projected due to the significant impact of changes in Horizon Pharma’s stock price, the variability associated with the size or timing of acquisitions and other factors. These components of net income (loss) could significantly impact Horizon Pharma’s actual net income (loss).

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to Horizon Pharma’s full-year 2017 net sales and adjusted EBITDA guidance, expected peak annual sales of KRYSEXXA and teprotumumab, expected financial performance in future periods, expected timing of clinical, regulatory and commercial events, including the planned Phase 3 clinical trial of teprotumumab and anticipated additional clinical trials of ACTIMMUNE in cancer indications, the potential benefits of Horizon Pharma’s acquisition of River Vision, increases in R&D investment and KRYSTEXXA commercialization spending, the impact of Horizon Pharma’s primary care business unit PBM contracting commercial model, the expected launch of RAVICTI in Europe and PROCYSBI in Canada, potential market opportunity for Horizon Pharma’s medicines in approved and potential additional indications, potential growth of Horizon Pharma’s medicines and business and other statements that are not historical facts. These forward-looking statements are based on Horizon Pharma’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks that Horizon Pharma’s actual future financial and operating results may differ from its expectations or goals; Horizon Pharma’s ability to grow net sales from existing products; the availability of coverage and adequate reimbursement and pricing from government and third-party payers and risks relating to Horizon Pharma’s ability to successfully implement its business strategies; whether Horizon Pharma is able to realize expected benefits from arrangements with PBMs; risks related to acquisition integration and achieving projected benefits; risks associated with clinical development and regulatory approvals; risks in the ability to recruit, train and retain qualified personnel; competition, including potential generic competition; the ability to protect intellectual property and defend patents; regulatory obligations and oversight, including any changes in the legal and regulatory environment in which Horizon Pharma operates and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon Pharma’s filings and reports with the SEC. Horizon Pharma undertakes no duty or obligation to update any forward-looking statements contained in this presentation as a result of new information.

Contacts:

Investors:	U.S. Media:
Tina Ventura	Geoff Curtis
Senior Vice President,	Senior Vice President,
Investor Relations	Corporate Affairs & Chief Communications Officer
investor-relations@horizonpharma.com	media@horizonpharma.com

Ruth Venning	Ireland Media:
Executive Director,	Ray Gordon
Investor Relations	Gordon MRM
investor-relations@horizonpharma.com	ray@gordonmrm.ie

Horizon Pharma plc

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net sales	$289,507	$257,378	$510,366	$462,068
Cost of goods sold	130,150	81,126	269,266	158,359

Gross profit	159,357	176,252	241,100	303,709

OPERATING EXPENSES:
Research and development	163,101	11,210	176,162	23,932
Selling, general and administrative	181,923	133,575	355,988	275,514

Total operating expenses	345,024	144,785	532,150	299,446

Operating (loss) income	(185,667)	31,467	(291,050)	4,263

OTHER EXPENSE, NET:
Interest expense, net	(31,608)	(19,228)	(63,591)	(38,686)
Foreign exchange gain (loss)	151	15	(108)	(158)
Gain on divestiture	5,856	—	5,856	—
Loss on debt extinguishment	—	—	(533)	—
Other expense, net	(35)	(26)	—	(40)

Total other expense, net	(25,636)	(19,239)	(58,376)	(38,884)

(Loss) income before benefit for income taxes	(211,303)	12,228	(349,426)	(34,621)
BENEFIT FOR INCOME TAXES	(1,767)	(2,756)	(49,320)	(4,199)

NET (LOSS) INCOME	$(209,536)	$14,984	$(300,106)	$(30,422)

Net (loss) earnings per ordinary share - basic	$(1.29)	$0.09	$(1.85)	$(0.19)

Weighted average ordinary shares outstanding - basic	162,931,930	160,468,146	162,486,946	160,186,270

Net (loss) earnings per ordinary share - diluted	$(1.29)	$0.09	$(1.85)	$(0.19)

Weighted average ordinary shares outstanding - diluted	162,931,930	163,920,581	162,486,946	160,186,270

Horizon Pharma plc

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except share data)

	As of
	June 30, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$554,269	$509,055
Restricted cash	7,266	7,095
Accounts receivable, net	390,844	305,725
Inventories, net	102,244	174,788
Prepaid expenses and other current assets	45,988	49,619

Total current assets	1,100,611	1,046,282

Property and equipment, net	22,657	23,484
Developed technology, net	2,580,875	2,767,184
Other intangible assets, net	5,846	6,251
Goodwill	427,944	445,579
Deferred tax assets, net	2,163	911
Other assets	29,845	2,368

TOTAL ASSETS	$4,169,941	$4,292,059

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Long-term debt—current portion	$8,500	$7,750
Accounts payable	81,884	52,479
Accrued expenses	112,452	182,765
Accrued trade discounts and rebates	413,201	297,556
Accrued royalties—current portion	61,575	61,981
Deferred revenues—current portion	4,254	3,321

Total current liabilities	681,866	605,852

LONG-TERM LIABILITIES:
Exchangeable notes, net	306,022	298,002
Long-term debt, net, net of current	1,577,822	1,501,741
Accrued royalties, net of current	268,144	272,293
Deferred revenues, net of current	7,856	7,763
Deferred tax liabilities, net	210,821	296,568
Other long-term liabilities	88,642	46,061

Total long-term liabilities	2,459,307	2,422,428

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Ordinary shares, $0.0001 nominal value; 300,000,000 shares authorized; 163,698,457 and 162,004,956 issued at June 30, 2017 and December 31, 2016, respectively, and 163,314,091 and 161,620,590 outstanding at June 30, 2017 and December 31, 2016, respectively	16	16
Treasury stock, 384,366 ordinary shares at June 30, 2017 and December 31, 2016	(4,585)	(4,585)
Additional paid-in capital	2,177,377	2,119,455
Accumulated other comprehensive loss	(2,132)	(3,086)
Accumulated deficit	(1,141,908)	(848,021)

Total shareholders’ equity	1,028,768	1,263,779

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,169,941	$4,292,059

Horizon Pharma plc

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(209,536)	$14,984	$(300,106)	$(30,422)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization expense	71,531	51,883	143,014	102,525
Equity-settled share-based compensation	29,123	27,673	57,960	55,418
Royalty accretion	12,735	9,669	25,694	19,028
Royalty liability remeasurement	—	—	(2,944)	—
Acquired in-process research and development expense	148,609	—	148,609	—
Impairment of non-current asset	22,270	—	22,270	—
Loss on debt extinguishment	—	—	388	—
Payments related to term loan refinancing	—	—	(3,940)	—
Amortization of debt discount and deferred financing costs	5,206	4,507	10,629	8,932
Gain on divestiture	(2,635)	—	(2,635)	—
Deferred income taxes	(31,791)	(2,705)	(79,486)	(5,362)
Foreign exchange and other adjustments	(174)	(14)	613	159
Changes in operating assets and liabilities:
Accounts receivable	5,735	(14,094)	(85,323)	(83,932)
Inventories	30,686	6,460	67,736	13,777
Prepaid expenses and other current assets	4,879	(16,384)	2,434	(16,626)
Accounts payable	(6,255)	(10,578)	29,823	42,278
Accrued trade discounts and rebates	871	(5,121)	116,950	35,480
Accrued expenses and accrued royalties	(48,820)	(20,006)	(98,179)	(43,527)
Deferred revenues	1,002	80	384	(418)
Other non-current assets and liabilities	14,489	949	14,755	4,174

Net cash provided by operating activities	47,925	47,303	68,646	101,484

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for acquisitions, net of cash acquired	(167,850)	(5,591)	(167,850)	(520,405)
Proceeds from divestiture, net of cash divested	69,072	—	69,072	—
Change in restricted cash	(274)	(391)	(170)	(1,309)
Purchases of property and equipment	(1,207)	(5,251)	(2,628)	(12,776)

Net cash used in investing activities	(100,259)	(11,233)	(101,576)	(534,490)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from term loans	—	—	847,768	—
Repayment of term loans	(2,125)	(1,000)	(770,790)	(2,000)
Proceeds from the issuance of ordinary shares in connection with warrant exercises	11	—	11	—
Proceeds from the issuance of ordinary shares through ESPP programs	4,029	3,235	3,856	3,235
Proceeds from the issuance of ordinary shares in connection with stock option exercises	753	739	1,297	1,658
Payment of employee withholding taxes relating to share-based awards	(925)	(549)	(5,202)	(4,734)
Repurchase of ordinary shares	(992)	—	(992)	—

Net cash provided by (used in) financing activities	751	2,425	75,948	(1,841)

Effect of foreign exchange rate changes on cash and cash equivalents	2,494	177	2,196	(244)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(49,089)	38,672	45,214	(435,091)
CASH AND CASH EQUIVALENTS, beginning of the period	603,358	385,853	509,055	859,616

CASH AND CASH EQUIVALENTS, end of the period	$554,269	$424,525	$554,269	$424,525

Horizon Pharma plc

GAAP to Non-GAAP Reconciliations

Net Income and Earnings Per Share (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
GAAP net (loss) income	$(209,536)	$14,984	$(300,106)	$(30,422)
Non-GAAP adjustments:
Remeasurement of royalties for medicines acquired through business combinations	—	—	(2,944)	—
Acquisition-related costs	153,385	281	163,424	11,297
Upfront fee for license of global patent	—	—	—	2,000
Fees related to term loan refinancing	(45)	—	4,098	—
Primary Care business unit realignment costs	5,193	—	5,193	—
Gain on divestiture	(5,856)	—	(5,856)	—
Loss on debt extinguishment	—	—	533	—
Amortization, accretion and step-up:
Intangible amortization expense	69,776	50,792	139,453	100,442
Amortization of debt discount and deferred financing costs	5,206	4,507	10,629	8,932
Accretion of royalty liabilities	12,735	9,669	25,694	19,028
Inventory step-up expense	33,895	9,102	74,490	16,548
Share-based compensation	27,768	27,997	56,237	55,609
Depreciation expense	1,755	1,091	3,561	2,083
Charges relating to discontinuation of Friedreich’s ataxia program	19,167	—	19,167	—
Drug substance harmonization costs	745	—	5,044	—
Royalties for medicines acquired through business combinations	(11,622)	(9,095)	(22,939)	(17,595)

Total of pre-tax non-GAAP adjustments	312,102	94,344	475,784	198,344
Income tax effect of pre-tax non-GAAP adjustments	(34,272)	(18,064)	(72,375)	(35,338)

Total of non-GAAP adjustments	277,830	76,280	403,409	163,006

Non-GAAP Net Income	$68,294	$91,264	$103,303	$132,584

Non-GAAP Earnings Per Share:
Weighted average shares - Basic	162,931,930	160,468,146	162,486,946	160,186,270

Non-GAAP Earnings Per Share - Basic:
GAAP (loss) earnings per share - Basic	(1.29)	0.09	(1.85)	(0.19)
Non-GAAP adjustments	1.71	0.48	2.49	1.02

Non-GAAP earnings per share - Basic	0.42	0.57	0.64	0.83

Weighted average shares - Diluted
Weighted average shares - Basic	162,931,930	160,468,146	162,486,946	160,186,270
Ordinary share equivalents	2,033,141	3,452,435	2,499,409	3,630,429

Weighted average shares - Diluted	164,965,071	163,920,581	164,986,355	163,816,699

Non-GAAP Earnings Per Share - Diluted
GAAP (loss) earnings per share - Diluted	(1.29)	0.09	(1.85)	(0.19)
Non-GAAP adjustments	1.71	0.47	2.49	1.02
Diluted earnings per share effect of ordinary share equivalents	(0.01)	—	(0.01)	(0.02)

Non-GAAP earnings per share - Diluted	0.41	0.56	0.63	0.81

Horizon Pharma plc

GAAP to Non-GAAP Reconciliations

EBITDA, Gross Profit and Operating Cash Flow (Unaudited)

(in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
EBITDA and Adjusted EBITDA:
GAAP net (loss) income	$(209,536)	$14,984	$(300,106)	$(30,422)
Depreciation	1,755	1,091	3,561	2,083
Amortization, accretion and step-up:
Intangible amortization expense	69,776	50,792	139,453	100,442
Accretion of royalty liabilities	12,735	9,669	25,694	19,028
Amortization of deferred revenue	(207)	(213)	(411)	(419)
Inventory step-up expense	33,895	9,102	74,490	16,548
Interest expense, net (including amortization of debt discount and deferred financing costs)	31,608	19,228	63,591	38,686
Benefit for income taxes	(1,767)	(2,756)	(49,320)	(4,199)

EBITDA	$(61,741)	$101,897	$(43,048)	$141,747

Non-GAAP adjustments:
Remeasurement of royalties for medicines acquired through business combinations	—	—	(2,944)	—
Acquisition-related costs	153,385	281	163,424	11,297
Upfront fee for license of global patent	—	—	—	2,000
Primary Care business unit realignment costs	5,193	—	5,193	—
Gain on divestiture	(5,856)	—	(5,856)	—
Loss on debt extinguishment	—	—	533	—
Fees related to term loan refinancing	(45)	—	4,098	—
Share-based compensation	27,768	27,997	56,237	55,609
Charges relating to discontinuation of Friedreich’s ataxia program	19,167	—	19,167	—
Drug substance harmonization costs	745	—	5,044	—
Royalties for medicines acquired through business combinations	(11,622)	(9,095)	(22,939)	(17,595)

Total of Non-GAAP adjustments	188,735	19,183	221,957	51,311

Adjusted EBITDA	$126,994	$121,080	$178,909	$193,058

Non-GAAP Gross Profit:
GAAP gross profit	$159,357	$176,252	$241,100	$303,709
Non-GAAP gross profit adjustments:
Acquisition-related costs	(48)	296	32	411
Share-based compensation	573	—	1,001	—
Remeasurement of royalties for medicines acquired through business combinations	—	—	(2,944)	—
Intangible amortization expense (COGS only)	69,574	50,590	139,048	100,037
Accretion of royalty liabilities	12,735	9,669	25,694	19,028
Inventory step-up expense	33,895	9,102	74,490	16,548
Depreciation (COGS only)	183	100	366	220
Charges relating to discontinuation of Friedreich’s ataxia program	(3,103)	—	(3,103)	—
Drug substance harmonization costs	745		5,044	—
Royalties for medicines acquired through business combinations	(11,622)	(9,095)	(22,939)	(17,595)

Total of Non-GAAP adjustments	102,932	60,662	216,689	118,649

Non-GAAP gross profit	$262,289	$236,914	$457,789	$422,358

GAAP gross profit %	55.0%	68.5%	47.2%	65.7%
Non-GAAP gross profit %	90.6%	92.0%	89.7%	91.4%
Non-GAAP operating cash flow:
GAAP cash provided by operating activities	$47,925	$47,303	$68,646	$101,484
Cash payments for acquisition-related costs	12,620	10,883	33,012	22,577
Cash payment for litigation settlement	16,250	—	32,500	—
Upfront fee for license of global patent	—	—	—	2,000
Drug substance harmonization costs	5,006	—	5,006	—
Cash payments for clinical trial wind-down costs	718	—	1,200	—
Cash payments for charges relating to discontinuation of Friedreich’s ataxia program	1,801	—	1,801	—
Cash payment for debt extinguishment	—	—	145	—
Cash payments relating to term loan refinancing	455	—	7,707	—
Cash payments for Primary Care business unit realignment	1,664	—	1,664	—

Non-GAAP operating cash flow	$86,439	$58,186	$151,681	$126,061

Horizon Pharma plc

GAAP to Non-GAAP Tax Rate Reconciliation (Unaudited)

(in millions, except percentages)

	Q2 2017
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net (Loss) Income	Diluted (Loss) Earnings Per Share
As reported - GAAP	$(211.3)	$(1.8)	0.8%	$(209.5)	$(1.29)
Non-GAAP adjustments	312.1	34.3		277.8

Non-GAAP	$100.8	$32.5	32.2%	$68.3	$0.41

	Q2 2016
	Pre-tax Net Income	Income Tax (Benefit) Expense	Tax Rate	Net Income	Diluted Earnings Per Share
As reported - GAAP	$12.2	$(2.8)	-22.5%	$15.0	$0.09
Non-GAAP adjustments	94.3	18.1		76.2

Non-GAAP	$106.5	$15.3	14.4%	$91.2	$0.56

	YTD 2017
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net (Loss) Income	Diluted (Loss) Earnings Per Share
As reported - GAAP	$(349.4)	$(49.3)	14.1%	$(300.1)	$(1.85)
Non-GAAP adjustments	475.8	72.4		403.4

Non-GAAP	$126.4	$23.1	18.2%	$103.3	$0.63

	YTD 2016
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net (Loss) Income	Diluted (Loss) Earnings Per Share
As reported - GAAP	$(34.6)	$(4.2)	12.1%	$(30.4)	$(0.19)
Non-GAAP adjustments	198.3	35.3		163.0

Non-GAAP	$163.7	$31.1	19.0%	$132.6	$0.81

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended June 30, 2017 and June 30, 2016

(Unaudited) (in thousands)

	COGS	Research & Development	Selling, General & Administrative	Interest Expense	Gain on Divestiture	Income Tax Benefit (Expense)
GAAP as reported	$(130,150)	$(163,101)	$(181,923)	$(31,608)	$5,856	$1,767
Non-GAAP Adjustments (in thousands):
Acquisition-related costs(1)	(48)	148,080	5,353	—	—	—
Fees related to term loan refinancing(2)	—	—	(45)	—	—	—
Primary Care business unit realignment costs(3)	—	—	5,193	—	—	—
Gain on divestiture(4)	—	—	—	—	(5,856)	—
Amortization, accretion and step-up:
Intangible amortization expense(5)	69,574	—	202	—	—	—
Amortization of debt discount and deferred financing costs(6)	—	—	—	5,206	—	—
Accretion of royalty liability(7)	12,735	—	—	—	—	—
Inventory step-up expense(8)	33,895	—	—	—	—	—
Share-based compensation(9)	573	2,313	24,882	—	—	—
Depreciation expense(10)	183	—	1,572	—	—	—
Charges relating to discontinuation of Friedreich’s ataxia program(11)	(3,103)	—	22,270	—	—	—
Drug substance harmonization costs(12)	745	—	—	—	—	—
Royalties for medicines acquired through business combinations(13)	(11,622)	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(14)	—	—	—	—	—	(34,272)

Total of non-GAAP adjustments	102,932	150,393	59,427	5,206	(5,856)	(34,272)

Non-GAAP	$(27,218)	$(12,708)	$(122,496)	$(26,402)	$—	$(32,505)

	COGS	Research & Development	Selling, General & Administrative	Interest Expense	Income Tax Benefit (Expense)
GAAP as reported	$(81,126)	$(11,210)	$(133,575)	$(19,228)	$2,756
Non-GAAP Adjustments (in thousands):
Acquisition-related costs(1)	296	506	(521)	—	—
Amortization, accretion and step-up:
Intangible amortization expense(5)	50,590	—	202	—	—
Amortization of debt discount and deferred financing costs(6)	—	—	—	4,507	—
Accretion of royalty liability(7)	9,669	—	—	—	—
Inventory step-up expense(8)	9,102	—	—	—	—
Share-based compensation(9)	—	2,238	25,759	—	—
Depreciation expense(10)	100	—	991	—	—
Royalties for medicines acquired through business combinations(13)	(9,095)	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(14)	—	—	—	—	(18,064)

Total of non-GAAP adjustments	60,662	2,744	26,431	4,507	(18,064)

Non-GAAP	$(20,464)	$(8,466)	$(107,144)	$(14,721)	$(15,308)

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Six Months Ended June 30, 2017 and June 30, 2016

(Unaudited) (in thousands)

	COGS	Research & Development	Selling, General & Administrative	Interest Expense	Gain on Divestiture	Loss on Debt Extinguishment	Income Tax Benefit (Expense)
GAAP as reported	$(269,266)	$(176,162)	$(355,988)	$(63,591)	$5,856	$(533)	$49,320
Non-GAAP Adjustments (in thousands):
Acquisition-related costs(1)	32	148,257	15,135	—	—	—	—
Fees related to term loan refinancing(2)	—	—	4,098	—	—	—	—
Loss on debt extinguistment(15)	—	—	—	—	—	533	—
Primary Care business unit realignment costs(3)	—	—	5,193	—	—	—	—
Gain on divestiture(4)	—	—	—	—	(5,856)	—	—
Amortization, accretion and step-up:
Intangible amortization expense(5)	139,048	—	405	—	—	—	—
Amortization of debt discount and deferred financing costs(6)	—	—	—	10,629	—	—	—
Accretion of royalty liability(7)	25,694	—	—	—	—	—	—
Inventory step-up expense(8)	74,490	—	—	—	—	—	—
Remeasurement of royalties for products acquired through business combinations(16)	(2,944)	—	—	—	—	—	—
Share-based compensation(9)	1,001	4,362	50,874	—	—	—	—
Depreciation expense(10)	366	—	3,195	—	—	—	—
Charges relating to discontinuation of Friedreich’s ataxia program(11)	(3,103)	—	22,270	—	—	—	—
Drug substance harmonization costs(12)	5,044	—	—	—	—	—	—
Royalties for medicines acquired through business combinations(13)	(22,939)	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(14)	—	—	—	—	—	—	(72,375)

Total of non-GAAP adjustments	216,689	152,619	101,170	10,629	(5,856)	533	(72,375)

Non-GAAP	$(52,577)	$(23,543)	$(254,818)	$(52,962)	$—	$—	$(23,055)

	COGS	Research & Development	Selling, General & Administrative	Interest Expense	Income Tax Benefit (Expense)
GAAP as reported	$(158,359)	$(23,932)	$(275,514)	$(38,686)	$4,199
Non-GAAP Adjustments (in thousands):
Acquisition-related costs(1)	411	538	10,348	—	—
Upfront fee for license of global patent(17)	—	2,000	—	—	—
Amortization, accretion and step-up:
Intangible amortization expense(5)	100,037	—	405	—	—
Amortization of debt discount and deferred financing costs(6)	—	—	—	8,932	—
Accretion of royalty liability(7)	19,028	—	—	—	—
Inventory step-up expense(8)	16,548	—	—	—	—
Share-based compensation(9)	—	4,363	51,246	—	—
Depreciation expense(10)	220	—	1,863	—	—
Royalties for medicines acquired through business combinations(13)	(17,595)	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(14)	—	—	—	—	(35,338)

Total of non-GAAP adjustments	118,649	6,901	63,862	8,932	(35,338)

Non-GAAP	$(39,710)	$(17,031)	$(211,652)	$(29,754)	$(31,139)

NOTES FOR CERTAIN INCOME STATEMENT LINE ITEMS - NON-GAAP

(in thousands)

(1)	Expenses, including legal and consulting fees, incurred in connection with the Company’s acquisitions of River Vision Development Corp. (“River Vision”), Raptor Pharmaceutical Corp. (“Raptor”) , Crealta Holdings LLC (“Crealta”), Hyperion Therapeutics, Inc. (“Hyperion”), Vidara Therapeutics International Public Limited Company (“Vidara”), its agreement to acquire the worldwide rights to interferon gamma-1b, and its withdrawn offer to acquire Depomed Inc. have been excluded.

(2)	Represents arrangement and other fees relating to the refinancing of the Company’s term loans during the first quarter of 2017.

(3)	Represents expenses, including severance costs and consulting fees, related to the realignment of the Company’s Primary Care business unit.

(4)	On June 23, 2017, the Company completed the divestiture of a European subsidiary that owns the marketing rights to PROCSYBI and QUINSAIR in Europe, the Middle East and Africa to Chiesi Farmaceutici S.p.A. In connection with this divestiture, the Company recorded a gain of $5,856 in the three and six months ended June 30, 2017.

(5)	Intangible amortization expenses are associated with the Company’s intellectual property rights, developed technology and customer relationships of ACTIMMUNE, BUPHENYL, KRYSTEXXA, LODOTRA, MIGERGOT, PENNSAID 2%, PROCYSBI, RAVICTI, RAYOS and VIMOVO.

(6)	Represents amortization of debt discount and deferred financing costs associated with the Company’s debt.

(7)	Represents accretion expense associated with the ACTIMMUNE, BUPHENYL, KRYSTEXXA, MIGERGOT, PROCYSBI, RAVICTI and VIMOVO royalties for the three and six months ended June 30, 2017 and represents accretion expense associated with the ACTIMMUNE, BUPHENYL, KRYSTEXXA, MIGERGOT, RAVICTI and VIMOVO royalties for the three and six months ended June 30, 2016.

(8)	In connection with the Crealta acquisition, the KRYSTEXXA and MIGERGOT inventory was stepped up in value by $144,289 and during the three and six months ended June 30, 2017, the Company recognized in cost of goods sold, $19,366 and $33,723 respectively, for step-up inventory expenses related to KRYSTEXXA and MIGERGOT inventory sold.

During the three and six months ended June 30, 2016, the Company recognized in cost of goods sold, $9,102 and $16,548 respectively, for step-up inventory expenses related to KRYSTEXXA and MIGERGOT inventory sold.

In connection with the Raptor acquisition, the PROCYSBI and QUINSAIR inventory was stepped up in value by $66,950 and during the three and six months ended June 30, 2017, the Company recognized in cost of goods sold $14,528 and $40,767 respectively, of step-up inventory expenses related to PROCYSBI and QUINSAIR inventory sold.

(9)	Represents share-based compensation expense associated with the Company’s stock option, restricted stock unit, and performance stock unit grants to its employees and non-employees, its cash-settled long-term incentive program and its employee stock purchase plan.

(10)	Represents depreciation expense related to the Company’s property, equipment, software and leasehold improvements.

(11)	Charges relating to discontinuation of Friedreich’s ataxia program include $22,270 relating to the impairment of a non-current asset recorded following payment to Boehringer Ingelheim International for the acquisition of certain rights to interferon gamma-1b, and a $3,103 reduction in cost of goods sold relating to the renegotiation of a contract with Boehringer Ingelheim related to the purchase of additional units of ACTIMMUNE.

(12)	During the year ended December 31, 2016, the Company committed to spend $14,900 related to the harmonization of the manufacturing processes for ACTIMMUNE and IMUKIN drug substance. During the six months ended June 30, 2017, the Company incurred $6,519 of this spend, including costs of $5,044 that qualify for exclusion in the Company’s non-GAAP financial measures under its non-GAAP cost policy.

(13)	Royalties of $11,622 and $22,939 were incurred during the three and six months ended June 30, 2017, respectively, based on the periods’ net sales for ACTIMMUNE, BUPHENYL, KRYSTEXXA, MIGERGOT, PROCYSBI, QUINSAIR, RAVICTI and VIMOVO. Royalties of $9,095 and $17,595 were incurred during the three and six months ended June 30, 2016, respectively, based on the periods’ net sales for ACTIMMUNE, BUPHENYL, KRYSTEXXA, MIGERGOT, RAVICTI and VIMOVO.

(14)	Income tax adjustments on pre-tax non-GAAP adjustments represent the estimated income tax impact of each pre-tax non-GAAP adjustment based on the statutory income tax rate of the applicable jurisdictions for each non-GAAP adjustment.

(15)	During the first quarter of 2017, the Company recorded a loss on debt extinguishment of $533, which was comprised of the write-off of $388 in debt discount and deferred financing costs, and an early redemption payment of $145.

(16)	At the time of the Company’s acquisition of the rights to ACTIMMUNE, BUPHENYL, KRYSTEXXA, MIGERGOT, PROCYSBI, RAVICTI and VIMOVO, the Company estimated the fair value of contingent royalties payable to third parties using an income approach under the discounted cash flow method, which included revenue projections and other assumptions the Company made to determine the fair value. If the Company significantly overperforms or underperforms against its original revenue projections or it becomes necessary to make changes to assumptions as a result of a triggering event, the Company is required to reassess the fair value of the contingent royalties payable. Any subsequent adjustment to fair value is recorded in the period such adjustment is made as either an increase or decrease to royalties payable, with a corresponding increase or decrease in cost of goods sold, in accordance with established accounting policies. During the first quarter of 2017, the Company recorded a net reduction of $2,944 to cost of goods sold to adjust the amount of the contingent royalty liabilities relating to VIMOVO and KRYSTEXXA.

(17)	Represents an upfront fee paid for a license of a global patent.